     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 2002.
                                                REGISTRATION NO. 333-___________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                        SERVICE CORPORATION INTERNATIONAL
             (Exact name of registrant as specified in its charter)



                  TEXAS                                1929 ALLEN PARKWAY                            74-1488375
     (State or other jurisdiction of                  HOUSTON, TEXAS 77019              (I.R.S. Employer Identification No.)
      incorporation or organization)        (Address of Principal Executive Offices)
                                                           (Zip Code)


                       SCI 401(k) RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                             JAMES M. SHELGER, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        SERVICE CORPORATION INTERNATIONAL
                               1929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019
                     (Name and address of agent for service)

                                 (713) 522-5141
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


==========================================================================================================================
              TITLE OF EACH                  AMOUNT TO BE       PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
           CLASS OF SECURITIES               REGISTERED(1)       OFFERING PRICE      AGGREGATE OFFERING   REGISTRATION FEE
         TO BE REGISTERED(1)(2)                                    PER SHARE(3)           PRICE(3)
         ----------------------              -------------      ----------------     ------------------   ----------------
Common Stock, par value $1.00 per share    10,000,000 shares         $4.00             $40,000,000.00        $3,680.00
==========================================================================================================================

(1) This Registration Statement is filed pursuant to General Instruction E to Form S-8. Registration Statement No. 333-38310 previously registered 6,000,000 shares of Service Corporation International common stock, par value $1.00 per share, ("Common Stock") offered under the SCI 401(k) Retirement Savings Plan ("Plan"), together with an indeterminate amount of Plan interests. This Registration Statement is being filed to register 10,000,000 additional shares of Common Stock that may be issued under the Plan and includes an indeterminate number of shares that may be issuable by reason of stock splits, stock dividends or similar transactions. Registration Statement No. 333-38310 also registered the Series D Junior Participating Preferred Stock of the Registrant (the "Rights") associated with the shares of Common Stock registered thereunder. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to antidilution provisions. This Registration Statement also is being filed to register the Rights associated with Common Stock registered hereunder.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, based on the average of the high and low prices reported by the New York Stock Exchange on June 17, 2002.
================================================================================

                       SCI 401(k) RETIREMENT SAVINGS PLAN

                                   ----------

           INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

         The contents of Registration Statement No. 333-38310 are incorporated herein by reference.

ITEM 8.  EXHIBITS

         Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this Registration Statement.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 24th day of June, 2002.

                                        SERVICE CORPORATION INTERNATIONAL



                                        BY: /S/ JAMES M. SHELGER
                                            ------------------------------------
                                            JAMES M. SHELGER
                                            SENIOR VICE PRESIDENT,
                                            GENERAL COUNSEL AND SECRETARY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature                                Title                                       Date
       ---------                                -----                                       ----

          *                    Chairman of the Board and Chief Executive Officer        June 24, 2002
-----------------------        (Principal Executive Officer)
R. L. Waltrip


          *                    Senior Vice President and Chief Financial Officer        June 24, 2002
-----------------------        (Principal Financial Officer)
Jeffrey E. Curtiss


          *                    Vice President Controller                                June 24, 2002
-----------------------        (Principal Accounting Officer)
W. Cardon Gerner


          *                    Director                                                 June 24, 2002
-----------------------
Anthony L. Coelho


          *                    Director                                                 June 24, 2002
-----------------------
Jack Finkelstein


          *                    Director                                                 June 24, 2002
-----------------------
A.J. Foyt, Jr.


          *                    Director                                                 June 24, 2002
-----------------------
James H. Greer


          *                    Director                                                 June 24, 2002
-----------------------
B.D. Hunter


          *                    Director                                                 June 24, 2002
-----------------------
Victor L. Lund


          *                    Director                                                 June 24, 2002
-----------------------
John W. Mecom, Jr.


          *                    Director                                                 June 24, 2002
-----------------------
Clifton H. Morris, Jr.


          *                    Director                                                 June 24, 2002
-----------------------
E. H. Thornton, Jr.


          *                    Director                                                 June 24, 2002
-----------------------
W. Blair Waltrip


          *                    Director                                                 June 24, 2002
-----------------------
Edward E. Williams

----------

    * By his signature below, James M. Shelger, pursuant to duly executed powers of attorney filed with the Securities and Exchange Commission, has signed this registration statement on the date indicated on behalf of the persons listed above, designated by asterisks, in the capacities set forth opposite their respective names.


                                             /s/ JAMES M. SHELGER
                                             --------------------
                                             James M. Shelger
                                             Attorney-in-Fact

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 24th day of June, 2002.

                      SCI 401(k) RETIREMENT SAVINGS PLAN
                      BY: SCI MANAGEMENT, L.P., PLAN ADMINISTRATOR

                      BY: SCI ADMINISTRATIVE SERVICES, LLC, ITS GENERAL PARTNER


                      BY: /s/ HELEN DUGAND
                          -----------------------------------------------------
                          HELEN DUGAND, PRESIDENT

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------





                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                        SERVICE CORPORATION INTERNATIONAL


                               1929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019





                                    EXHIBITS

                        SERVICE CORPORATION INTERNATIONAL

                                  EXHIBIT INDEX



EXHIBIT
  NO.                           DESCRIPTION
-------                         -----------
  4.1             Restated Articles of Incorporation of the Company
                  (incorporated by reference to Exhibit 3.1 to Registration
                  Statement No. 333-10867 on Form S-3).

  4.2             Articles of Amendment to Restated Articles of Incorporation
                  (incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended September 30, 1996).

  4.3             Statement of Resolution Establishing Series of Shares of
                  Series D Junior Participating Preferred Stock dated July 27,
                  1998 (incorporated by reference to Exhibit 3.2 to Form 10-Q for the fiscal quarter ended June 30, 1998).

  4.4 Bylaws, as amended (incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended September 30, 1999).

  4.5             Rights Agreement, dated as of May 14, 1998, between the
                  Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 99.1 to Form 8-K dated May 14, 1998).

  4.6             Agreement Appointing a Successor Rights Agent Under Rights
                  Agreement, dated June 1, 1999, by the Company, Harris Trust and Savings Bank and The Bank of New York (incorporated by reference to Exhibit 4.1 to Form 10-Q for the fiscal quarter ended June 30, 1999).

  4.7 SCI 401(k) Retirement Savings Plan (incorporated by reference to Exhibit 4.7 to Form S-8 filed as of June 1, 2000,
                  Registration Statement No. 333-38310).

  4.8             Form of First Amendment to SCI 401(k) Retirement Savings Plan
                  (incorporated by reference to Exhibit 10.31 to Form 10-K for the fiscal year ended December 31, 2000).

  4.9*            SCI 401(k) Retirement Savings Plan as Amended and Restated.

  5.1*            Opinion of Counsel of Service Corporation International.

 23.1* Consent of PricewaterhouseCoopers LLP, independent public accountants.

 23.2*            Consent of Counsel for Service Corporation International
                  (included in Exhibit 5.1).

 24.1*            Powers of Attorney authorizing signature.

----------

* Filed herewith.